UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 E. Las Olas Blvd.,

Suite 300

Fort Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On December 17, 2025, Alaunos Therapeutics, Inc. (the “Company”) entered into a Settlement and Release Agreement (the “Settlement Agreement”) with The University of Texas M.D. Anderson Cancer Center (“MD Anderson”) resolving all disputes related to unpaid invoices under the 2019 Research and Development Agreement.

Under the Settlement Agreement, the Company agreed to pay MD Anderson a total of $285,055 in full satisfaction of the outstanding invoices, payable in installments as follows:

$142,528 on or before December 30, 2025;

$28,506on or before January 30, 2026;

$28,506 on or before February 28, 2026;

$28,506 on or before March 30, 2026;

$28,506 on or before April 30, 2026; and

$28,506 on or before May 30, 2026.

The Settlement Agreement includes mutual general releases of claims arising from or relating to the unpaid invoices, with customary exceptions including for breach of the Settlement Agreement itself and certain ongoing matters such as Protocol 2006-0676.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated December 17, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaunos Therapeutics, Inc.

Date:	December 23, 2025	By:	/s/ Holger Weis
		Name:	Holger Weis
		Title:	Chief Executive Officer